                                                                      Exhibit 21


                              LIST OF SUBSIDIARIES

                                                                   State or Country
                                                                   of Incorporation
                                                                   ----------------
        Balo-I Industrial, Inc.                                       Philippines
        Ecusta Australia Pty. Limited                                 Australia
        Ecusta Export Trading Corp.                                   Barbados
        Ecusta Fibres Ltd.                                            Canada
        Glatfelter Investments, Inc.                                  Delaware
        Glatfelter of Nevada, Inc.                                    Nevada
        Glenn-Wolfe, Inc.                                             Delaware
        Mollanvick, Inc.                                              Delaware
        Newtech Pulp Inc.                                             Philippines
        Papcel-Kiew                                                   Ukraine
        Papcel-Papier und Cellulose,                                  Germany
           Technologie und Handels-GmbH
        Papeteries de Cascadec S.A.*                                  France
        Papierfabrik Schoeller & Hoesch                               Germany
           Auslandsbeteiligungen GmbH
        Papierfabrik Schoeller & Hoesch                               Germany
           GmbH & Co. KG
        PHG Tea Leaves, Inc.                                          Delaware
        PHG Verwaltungsgesellschaft mbH                               Germany
        S&H Verwaltungsgesellschaft mbH                               Germany
        Schoeller & Hoesch N.A., Inc.                                 Delaware
        Schoeller & Hoesch S.A.R.L.                                   France
        Spring Grove Water Company                                    Pennsylvania
        The Glatfelter Pulp Wood Company                              Maryland
        Unicon-Papier-und Kunststoffhandels GmbH                      Germany

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*   50% owned subsidiary.